EXHIBIT 99.77C

Equity-Income Fund

Lincoln National Equity-Income Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent Percent  Percent
                                  Shares      Voted      For   Withhold Abstain
                                  ------      -----      ---   ----------------
John B. Borsch, Jr.             49,817,240  49,393,125  93.51%    5.64%   0.00%
Kelly D Clevenger               49,817,240  49,393,125  93.86%    5.29%   0.00%
Nancy L. Frisby                 49,817,240  49,393,125  93.69%    5.46%   0.00%
Barbara S. Kowalczyk            49,817,240  49,393,125  93.68%    5.47%   0.00%
Kenneth G. Stella               49,817,240  49,393,125  93.77%    5.38%   0.00%

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                                                                                       Outstanding   Total   Percent Percent Percent
                                                                                          Shares     Voted     For   Against Abstain
                                                                                          ------     -----     ---   ---------------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                                49,817,240 49,393,125 88.24%   7.30%   3.61%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.   49,817,240 49,393,125 82.67%  12.61%   3.87%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware      49,817,240 49,393,125 87.30%   8.14%   3.71%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                           49,817,240 49,393,125 85.76%   8.20%   5.19%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                           49,817,240 49,393,125 85.41%   8.71%   5.03%
    5C) Amendment to Fundamental Restrictions on Underwriting.                          49,817,240 49,393,125 85.80%   8.24%   5.11%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.            49,817,240 49,393,125 85.92%   8.15%   5.08%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                            49,817,240 49,393,125 85.48%   8.52%   5.15%
    5F) Amendment to Fundamental Restrictions on Lending.                               49,817,240 49,393,125 85.54%   8.47%   5.14%
    5G) Amendment to Fundamental Restrictions on Diversification.                       49,817,240 49,393,125 85.93%   8.04%   5.18%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                   49,817,240 49,393,125 83.42%  10.68%   5.05%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.            49,817,240 49,393,125 83.39%  10.65%   5.11%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                  49,817,240 49,393,125 83.22%  10.89%   5.04%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.                49,817,240 49,393,125 83.30%  10.84%   5.01%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities.  49,817,240 49,393,125 83.29%  10.72%   5.14%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.    49,817,240 49,393,125 83.20%  10.82%   5.13%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                                49,817,240 49,393,125 83.67%  10.40%   5.08%
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